POWER OF ATTORNEY



        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John D. Neumann, Jesse L. Adkins, Kimberly J. Pustulka, Eric Orsic and Thomas J. Murphy, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $1.00 per share, of NACCO Industries, Inc. (the ?Company?) and Class B Common Stock, par value $1.00 per share, of the Company, including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Alison A. Rankin

Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor;

Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor;

Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin;

Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin;

Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000;

2012 Alison A. Rankin Trust; and

The Anne F. Rankin Trust dated August 15, 2012

	By:  Alison A. Rankin, as Trustee



Name:	/s/ Alison A. Rankin
	Alison A. Rankin

Date:	 09/29/2017
Address: 5875 Landerbrook Drive, Suite 220
         Cleveland, Ohio 44124